UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2015
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 23, 2015, Cinedigm Corp. (the "Company") issued a press release announcing its proposed private offering of convertible senior notes due 2035 pursuant to Rule 144A under the Securities Act of 1933, as amended.

On April 24, 2015, the Company issued a press release announcing that it had priced its previously announced offering of convertible senior notes due 2035.

On April 24, 2015, the Company issued a press release announcing conversion terms of the notes.

The notes and the shares of the Company’s common stock issuable upon conversion thereof, if any, have not been, and are not intended to be, registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

A copy of the press release announcing the offering is filed herewith as Exhibit 99.1.

A copy of the press release announcing the pricing of the offering is filed herewith as Exhibit 99.2.

A copy of the press release announcing conversion terms of the notes is filed herewith as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 23, 2015 announcing convertible note offering.

99.2	Press release dated April 24, 2015 announcing pricing of convertible note offering.

99.3	Press release dated April 24, 2015 announcing conversion terms of the notes.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  April 24, 2015

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 23, 2015 announcing convertible note offering.
99.2	Press release dated April 24, 2015 announcing pricing of convertible note offering.
99.3	Press release dated April 24, 2015 announcing conversion terms of the notes.